SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement           [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                    RUDDICK CORPORATION
                (Name of Registrant as Specified In Its Charter)


                                    RUDDICK CORPORATION
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                              RUDDICK CORPORATION


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON
                               FEBRUARY 18, 1999

To our Shareholders:


     The Annual Meeting of the Shareholders of Ruddick Corporation will be held in the Auditorium, 12th Floor, Two First Union Center, Third and College Streets, Charlotte, North Carolina, on Thursday, February 18, 1999, at 10:00 A.M., local time, for the following purposes:


       1. To increase the size of the Board of Directors from eleven to twelve directors;


       2. To elect three directors of the Company for three-year terms; and


       3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.


     Pursuant to the provisions of the North Carolina Business Corporation Act, December 11, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and accordingly, only holders of the Company's Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.


     You are cordially invited to attend the Annual Meeting. In the event you will be unable to attend, please sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the Annual Meeting. A return envelope is enclosed for your convenience.


   By Order of the Board of Directors.



                                        MICKEY F. FRYE
                                        ASSISTANT SECRETARY

January 4, 1999

                              RUDDICK CORPORATION

                           -------------------------
                                PROXY STATEMENT
                          -------------------------
                        ANNUAL MEETING OF SHAREHOLDERS

                                 to be held on
                               FEBRUARY 18, 1999


     The following statement, first mailed or delivered to shareholders on or about January 4, 1999, is furnished in connection with the solicitation by the Board of Directors of Ruddick Corporation (herein called the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, February 18, 1999, at 10:00 A.M., local time, in the Auditorium, 12th Floor, Two First Union Center, Third and College Streets, Charlotte, North Carolina, and at any adjournment or adjournments thereof. The principal executive offices of the Company are located at 1800 Two First Union Center, Charlotte, North Carolina 28282.

     The accompanying form of proxy is for use at the Annual Meeting if a shareholder will be unable to attend in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised either by notice to the Corporate Secretary or by submitting a proxy having a later date, or it may be revoked by such person by appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted (i) in favor of increasing the size of the Board of Directors from eleven to twelve directors, (ii) in favor of electing as directors of the Company the three persons named in this Proxy Statement, each to serve until the third annual meeting of shareholders following his election, and (iii) in the discretion of the proxy holders on any other matters presented at the Annual Meeting.

     The entire cost of soliciting these proxies will be borne by the Company. In addition to the original solicitation of the proxies by mail, the Company may request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the Company's Common Stock (the "Common Stock") and secure their voting instructions and will reimburse them for their reasonable expense in so doing. If necessary, the Company may also use one or more of its regular employees, who will not be specially compensated, to solicit proxies from the shareholders, either in person, by telephone or by special letter.

     Pursuant to the provisions of the North Carolina Business Corporation Act, December 11, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of the Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 46,613,607 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors.

                            PRINCIPAL SHAREHOLDERS


     The following persons are known to the Company to be, as of October 31, 1998, the beneficial owners of more than five percent of the Common Stock. The nature of beneficial ownership of the shares included is presented in the notes following the table.



                                                                NUMBER OF SHARES       PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1)     OF CLASS
---------------------------------------------------------   -----------------------   ---------
 SunTrust Banks, Inc. ...................................         11,516,386             24.7%
  Trustee of the Ruddick Employee Stock Ownership Plan(2)
  Post Office Box 4655
  Atlanta, Georgia 30302
 Alan T. Dickson(3) .....................................          3,779,355              8.1
  1800 Two First Union Center
  Charlotte, North Carolina 28282
 R. Stuart Dickson(4) ...................................          2,939,524              6.3
  Two First Union Center
  Charlotte, North Carolina 28282


----------
(1) "Beneficial Ownership," for purposes of the table, is determined according to the meaning of applicable securities regulations and is based on information provided to the Company by the beneficial owners and upon a review of reports filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of such date.

(2) SunTrust Banks, Inc. has sole investment power with respect to the number of shares indicated except under limited circumstances. SunTrust Banks, Inc. votes shares held by the Ruddick Employee Stock Ownership Plan (the "ESOP") that have been allocated to individual accounts in accordance with the participants' instructions, does not vote allocated shares as to which no instructions are received and votes the unallocated shares in its sole discretion.

(3) The amount shown includes 1,572,569 shares of Common Stock owned of record and beneficially by Alan T. Dickson or by certain trusts of which he is a trustee and beneficiary, as to which he has sole voting and investment power; 83,146 shares of Common Stock allocated to his ESOP account, as to which he has sole voting power but no investment power except under limited circumstances; 1,966,914 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by R. Stuart Dickson; 68,430 shares of Common Stock held as trustee for his niece, as to which he has sole voting and investment power; and 88,296 shares of Common Stock held in an estate of which he is sole executor and a beneficiary.

(4) The amount shown includes 861,482 shares of Common Stock owned of record and beneficially by R. Stuart Dickson, as to which he has sole voting and investment power; 83,968 shares of Common Stock allocated to his ESOP account, as to which he has sole voting power but no investment power except under limited circumstances; 1,966,914 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by Alan T. Dickson; and 27,160 shares of Common Stock owned of record and beneficially by his spouse, as to which she has sole voting and investment power and as to which he disclaims beneficial ownership.


                  INCREASE THE SIZE OF THE BOARD OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors of the Company shall consist of not fewer than nine nor more than thirteen members, which number shall be fixed and determined from time to time by resolution of the shareholders. The Bylaws further provide that the directors shall be divided into three classes having staggered three-year terms, so that the terms of approximately one-third of the directors will expire each year, and that any vacancies in the Board may be filled by a majority vote of the Board of Directors or by the shareholders. The number of directors is currently fixed at eleven.

     The Board of Directors recommends that the shareholders provide for one additional directorship by fixing the total number of authorized directors at twelve. This would give the Board of Directors the flexibility of appointing one new director during the year should a suitable candidate come to the attention of the Board of Directors. Any such appointee would stand for reelection by the shareholders at the annual meeting of shareholders next following his appointment. Because the class of directors whose term expires in 2002 has the fewest members, any such appointee would ultimately be placed in that class. The Board of Directors has not identified any person that it intends to nominate to fill this vacancy.

     The proposal to increase the size of the Board of Directors from eleven to twelve directors will require the affirmative vote of the holders of a majority of the votes cast with respect to this matter at the Annual Meeting. Accordingly, while abstentions and broker non-votes, if any, will count for purposes of establishing a quorum with respect to this matter at the Annual Meeting, neither abstentions nor broker non-votes will have the effect of a negative vote with respect to this matter. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO INCREASE THE SIZE OF THE BOARD FROM ELEVEN TO TWELVE DIRECTORS.


                             ELECTION OF DIRECTORS

     The terms of three of the directors expire at the Annual Meeting. It is intended that the persons named as proxies in the accompanying form of proxy will vote to elect as a director each of the three nominees listed below, each to serve until the third annual meeting of shareholders following his election or until his successor shall be elected and qualified to serve, and the proxies may not be voted for more than three nominees. Each nominee currently is a member of the Board of Directors. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy. Directors will be elected by a plurality of the votes cast. Therefore, while votes withheld from director nominees (including abstentions and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting, such votes withheld will not have the effect of a negative vote with respect to the election of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO ELECT ALL OF THE NOMINEES AS DIRECTORS.

     Set forth below is the name of each nominee for election to the Board of Directors and each member of the Board of Directors whose term will not expire at the Annual Meeting, as well as each such person's age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which such person is employed, the period during which such person has served as a director, all positions and offices that such person holds with the Company and such person's directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or companies registered as an investment company under the Investment Company Act of 1940.


                      NOMINEES FOR TERMS EXPIRING IN 2002

     EDWIN B. BORDEN, JR., age 64, is the President of The Borden Manufacturing Company, a private textile management holding company. He has been a director of the Company since 1991 and also serves as a director of Carolina Power & Light Company, Jefferson-Pilot Corporation, Triangle Bancorp, Inc. and Winston Hotels, Inc.

     R. STUART DICKSON, age 69, has been Chairman of the Executive Committee of the Company since February 1994. Prior to that time, he served as Chairman of the Board of the Company. He has been a director of the Company since 1968 and also serves as a director of Textron, Inc., First Union Corporation, United Dominion Industries Limited and Dimon Incorporated.

     HUGH L. MCCOLL, JR., age 63, is the Chief Executive Officer of BankAmerica Corporation (formerly NationsBank Corporation), a bank holding company. Mr. McColl also served as Chairman of the Board of BankAmerica Corporation from 1983 until December 31, 1991, from December 31, 1992 until January 1997 and has served in that capacity since October 1, 1998. He has been a director of the Company since 1978 and also serves as a director of BankAmerica Corporation and Sonoco Products Company.


               CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2000

     JOHN R. BELK, age 39, has been President and Chief Operating Officer of Belk Stores Services, Inc., retail merchants, since February 1997 and served as Senior Vice President of Belk Stores Services, Inc., from February 1992 to February 1997. He has been a director of the Company since 1997 and also serves as a director of ALLTEL Corporation.

     THOMAS W. DICKSON, age 43, has been President of the Company since February 1997. Before his election as President, he served as Executive Vice President of the Company from February 1996 to February 1997. Prior to that time, from February 1994 to February 1996 he served as President of, and from February 1991 to February 1994 he served as Executive Vice President of, American & Efird, Inc., a wholly owned subsidiary of the Company engaged in the manufacture and distribution of sewing thread. He has been a director of the Company since 1997.

     JAMES E. S. HYNES, age 58, is the Chairman of the Board of Hynes Sales Co., Inc., a manufacturer's representative. He has been a director of the Company since 1983 and also serves as a director of North Carolina Natural Gas Corporation.

     HAROLD C. STOWE, age 52, has been President and Chief Executive Officer of Canal Industries, Inc., a forest products company, since March 1997. Prior to that time, he served as Co-President of Canal Industries, Inc. from 1996 until March 1997 and as Executive Vice President of CSI Group, Inc., an affiliated company of Canal Industries, Inc., from 1990 through 1995. Mr. Stowe has been a director of the Company since 1998.

               CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2001

     JOHN W. COPELAND, age 63, is the retired President of the Company. He served as President from February 1994 to February 1997, and prior to that time, he served as President of American & Efird, Inc. He has been a director of the Company since 1989 and also serves as a director of Public Service Company of North Carolina, Inc.

     ALAN T. DICKSON, age 67, has been Chairman of the Board of the Company since February 1994. Prior to that time, he served as President of the Company. He has been a director of the Company since 1968 and also serves as a director of BankAmerica Corporation, Lance, Inc., Sonoco Products Company and Bassett Furniture Industries, Inc.

     RODDEY DOWD, SR., age 66, is the Chairman of the Executive Committee of Charlotte Pipe & Foundry Co., a manufacturing firm. He has been a director of the Company since 1968 and also serves as a director of First Union Corporation.

     ANNA SPANGLER NELSON, age 36, has been President of C.D. Spangler Construction Co., a company involved in real estate and investment activities, since 1997 and has also served as a general partner of the Wakefield Group, a venture capital company, since 1988. She has been a director of the Company since 1998.

     Alan T. Dickson and R. Stuart Dickson are brothers, and Thomas W. Dickson is the son of R. Stuart Dickson and the nephew of Alan T. Dickson. No other director has a family relationship with any other executive officer, director or nominee for director of the Company as close as first cousin.


DIRECTORS' FEES AND ATTENDANCE

     The Company compensates each director who is not an employee of the Company or its subsidiaries in the amount of $12,000 per year for services as a director, plus $1,000 for each Board of Directors or committee meeting attended. Non-employee directors of the Company may defer the payment of the annual fee and regular board meeting fee to a future period pursuant to the Company's Director Deferral Plan. The deferred fees are converted into a number of shares of Common Stock with a fair market value equal to the value of the retainer or fees deferred, and the number of shares are then credited to the director's account (along with the amount of any dividends or stock distributions). The Company uses a non-qualified trust to purchase and hold Common Stock to satisfy the Company's obligation under the Director Deferral Plan, and the directors are general creditors of the Company in the event the Company becomes insolvent. Upon termination of service as a director or in the event of death, shares of Common Stock or cash, in the discretion of the Compensation and Special Stock Option Committee of the Board of Directors (the "Compensation Committee") will be distributed to the director or a designated beneficiary.

     Under the Company's 1995 Comprehensive Stock Option Plan (the "1995 Plan"), the Company automatically granted each non-employee director at the time the 1995 Plan was adopted a ten-year option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant of the option. In addition, under the 1995 Plan, the Company automatically grants a ten-year option to purchase 10,000 shares of Common Stock to each new non-employee director upon his or her initial election as director. These options are immediately vested, and the exercise price per share of these options is equal to the fair market value of the Common Stock on the date of the director's election. In accordance with this 1995 Plan, the Company granted a ten-year option to purchase 10,000 shares at an exercise price of $18.4688 per share to each of Ms. Anna Spangler Nelson and Mr. Harold C. Stowe upon their election as directors on February 5, 1998.

     In addition to the above compensation, the Company grants additional stock options to its non-employee directors from time to time. On November 20, 1997, each of John R. Belk, Edwin B. Borden, Jr., John W. Copeland, Roddey Dowd, Sr., James E.S. Hynes and Hugh L. McColl, Jr., constituting all of the non-employee directors of the Company at that time, were granted options to purchase 1,000 shares of Common Stock at an exercise price of $20.2813 per share, the then fair market value of the Common Stock, pursuant to the Company's 1997 Comprehensive Stock Option and Award Plan. These options are immediately vested and expire on November 20, 2007.

     The Company also provides $100,000 of term life insurance coverage for each such non-employee director.

     The Board of Directors held five meetings during fiscal 1998. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors of which he was a member held during fiscal 1998, except for Hugh L. McColl, Jr., who attended 20% of such meetings.


COMMITTEES OF THE BOARD

     The Company's Board of Directors has the following standing committees:
(i) the Executive Committee, whose current members are R. Stuart Dickson, Alan
T. Dickson, Thomas W. Dickson, Roddey Dowd, Sr. and Hugh L. McColl, Jr.; (ii) the Audit Committee, whose current members are John R. Belk, John W. Copeland, Roddey Dowd, Sr., Anna Spangler Nelson and Harold C. Stowe; (iii) the Compensation Committee, whose current members are Edwin B. Borden, Jr., James
E. S. Hynes, Anna Spangler Nelson and Harold C. Stowe; (iv) the Retirement Benefits Committee, whose current members are John R. Belk, Edwin B. Borden, Jr., John W. Copeland and James E.S. Hynes; and (v) the Nominating Committee, whose current members are John R. Belk, Edwin B. Borden, Jr., James E. S. Hynes and Hugh L. McColl, Jr. The Executive Committee did not meet in fiscal 1998. The Audit Committee recommends independent auditors for the Company and reviews its financial statements, audit reports, internal financial controls and internal audit procedures. The Audit Committee met three times during fiscal 1998. The Compensation Committee assesses the Company's overall compensation programs and philosophies. Among other things, it recommends to the Board of Directors for its approval the salaries and incentive compensation for executive officers and the incentive compensation for other holding company employees and reviews the compensation and incentive compensation for other employees of the Company's subsidiaries. In addition, the Compensation Committee grants stock options pursuant to the Company's stock option plans and awards units under the Long Term Key Management Incentive Program and reports such actions to the Board of Directors. The Compensation Committee met once during fiscal 1998. See "REPORT OF THE COMPENSATION AND SPECIAL STOCK OPTION COMMITTEE." The Retirement Benefits Committee met once during fiscal 1998. The Nominating Committee was established in February 1998. The Nominating Committee has been created to review, evaluate and recommend nominees for the Board of Directors. The Company's Bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at a meeting of shareholders. A copy of such provision is available upon request to: Ruddick Corporation, 1800 Two First Union Center, Charlotte, North Carolina 28282, Attention: Corporate Secretary. The Nominating Committee did not meet during fiscal 1998.

BENEFICIAL OWNERSHIP OF COMPANY STOCK

     The following table presents information regarding the beneficial ownership of the Common Stock, within the meaning of applicable securities regulations, of all current directors of the Company and the executive officers named in the Summary Compensation Table included herein, and of such directors and all executive officers of the Company as a group, all as of October 31, 1998. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.



                                                           SHARES OF
                                                         COMMON STOCK
                                                         BENEFICIALLY         PERCENT
NAME                                                       OWNED(1)           OF CLASS
-------------------------------------------------   ----------------------   ---------
  John R. Belk ..................................             12,406 (2)           *
  Edwin B. Borden, Jr. ..........................             24,000 (3)           *
  Richard N. Brigden ............................             59,637 (4)           *
  John W. Copeland ..............................             51,401 (5)           *
  Alan T. Dickson ...............................          3,779,355 (6)         8.1%
  R. Stuart Dickson .............................          2,939,524 (7)         6.3%
  Thomas W. Dickson .............................            243,096 (8)           *
  Roddey Dowd, Sr. ..............................             20,822 (3)           *
  James E. S. Hynes .............................             54,014 (3)           *
  Fred A. Jackson ...............................             57,316 (9)           *
  Hugh L. McColl, Jr. ...........................             14,100 (3)           *
  Frederick J. Morganthall, II ..................             27,058 (10)          *
  Anna Spangler Nelson ..........................             22,000 (11)          *
  Harold C. Stowe ...............................             10,000 (12)          *
  All directors and executive officers as a group
   (14 persons) .................................          5,347,815 (13)       11.4%

----------
     * Less than 1%

(1) The table includes shares allocated under the ESOP to individual accounts of those named persons and group members who participate in the ESOP, the voting of which is directed by such named persons or group members, as appropriate. The table does not include any unallocated shares held by the ESOP, which are voted by SunTrust Banks, Inc. in its sole discretion. See
    Note 1 to "Principal Shareholders."

(2) Includes 11,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(3) Includes 12,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(4) Includes 40,526 shares owned of record and beneficially by Mr. Brigden, as to which he has sole voting and investment power; 12,711 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; and 6,400 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 1998, as to which he would have sole voting and investment power upon acquisition.

(5) Includes 46,232 shares owned of record and beneficially by Mr. Copeland or a corporation of which he is sole shareholder, as to which he has sole voting and investment power; 3,001 shares owned by his adult children, as to which he has sole voting and investment power pursuant to a power of attorney; 1,168 shares held of record by the Ann F. Copeland and John W. Copeland Charitable Fund, Inc., as to which he has sole voting and investment power; and 1,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Copeland would have sole voting and investment power upon acquisition.

(6) See Note 3 under "PRINCIPAL SHAREHOLDERS."

(7) See Note 4 under "PRINCIPAL SHAREHOLDERS."

(8) Includes 186,325 shares owned of record and beneficially by Mr. Dickson, as to which he has sole voting and investment power; 14,295 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; 10,676 shares of Common Stock held as custodian for his minor children, as to which he has sole voting and investment power; and 31,800 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 1998, as to which he would have sole voting and investment power upon acquisition.

(9) Includes 18,568 shares owned of record by Mr. Jackson jointly with his spouse, as to which he shares voting and investment power; 16,348 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; and 22,400 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 1998, as to which he would have sole voting and investment power upon acquisition.

(10) Includes 7,915 shares owned of record and beneficially by Mr. Morganthall, as to which he has sole voting and investment power; 6,543 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; and 12,600 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 1998, as to which he would have sole voting and investment power upon acquisition.

(11) Includes 10,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition; and 12,000 shares owned by a corporation with respect to which Ms. Nelson has shared voting and investment power and is deemed beneficial owner.

(12) Includes 10,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.

(13) Includes (i) 3,124,730 shares, including 153,200 that may be acquired upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 31, 1998, as to which such persons have, or would have upon acquisition, sole voting and investment power; (ii) 1,978,914 shares as to which they have shared voting and investment power; (iii) 217,011 shares allocated to their respective ESOP accounts, as to which they have sole voting power, but no investment power except under limited circumstances; and (iv) 27,160 shares beneficially owned by spouses, as to which such persons disclaim beneficial ownership.

                            EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth a summary of all compensation paid to or accrued for each person who was an executive officer of the Company at fiscal year end, and each person who served as chief executive officer of the Company during such fiscal year, in each case for services rendered in all capacities during the periods indicated:
                          SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                        --------------------------------------------
                                                                        OTHER
           NAME AND             FISCAL     SALARY      BONUS           ANNUAL
      PRINCIPAL POSITION         YEAR       ($)         ($)      COMPENSATION($)(1)
------------------------------ -------- ----------- ----------- --------------------
Alan T. Dickson                 1998    $267,800     $117,296
 Chairman of the                1997     267,800      140,863
 Board and Director             1996     267,800      137,114
 of the Company
R. Stuart Dickson               1998     267,800      117,296
 Chairman of the                1997     267,800      140,863
 Executive                      1996     267,800      137,114
 Committee and
 Director of the
 Company
Thomas W. Dickson               1998     290,000      127,020
 President and                  1997     260,417      136,979
 Director of the                1996     208,000       84,877
 Company
Richard N. Brigden              1998     280,800      102,492
 Vice President --              1997     270,000      118,260
 Finance of the                 1996     258,750      110,486
 Company
Fred A. Jackson                 1998     220,000       63,260
 President of                   1997     200,000       94,655
 American & Efird,              1996     185,000       75,492
 Inc.(2)(3)
Frederick J. Morganthall, II    1998     230,000       47,150
 President of Harris            1997          --           --
 Teeter, Inc.(2)(4)             1996          --           --



                                    LONG TERM COMPENSATION
                               ---------------------------------
                                            SECURITIES
                                RESTRICTED  UNDERLYING
                                  STOCK      OPTIONS/     LTIP
           NAME AND              AWARD(S)      SARS     PAYOUTS      ALL OTHER
      PRINCIPAL POSITION           ($)         (#)        ($)     COMPENSATION($)
------------------------------ ----------- ----------- --------- ----------------
Alan T. Dickson                    $ 0             0                $  18,710(5)
 Chairman of the                     0             0                   20,205
 Board and Director                  0             0                   19,057
 of the Company
R. Stuart Dickson                    0             0                   27,210(6)
 Chairman of the                     0             0                   28,859
 Executive                           0             0                   27,816
 Committee and
 Director of the
 Company
Thomas W. Dickson                    0        23,000                   17,481(7)
 President and                       0             0                   10,246
 Director of the                     0        12,000                    9,867
 Company
Richard N. Brigden                   0        14,000                   12,836(8)
 Vice President --                   0             0                   14,230
 Finance of the                      0         6,000                   14,118
 Company
Fred A. Jackson                      0        10,000                   19,429(9)
 President of                        0        12,000                   13,252
 American & Efird,                   0         8,000                    9,853
 Inc.(2)(3)
Frederick J. Morganthall, II         0        33,000                   17,891(10)
 President of Harris                --            --                       --
 Teeter, Inc.(2)(4)                 --            --                       --

----------
(1) During fiscal 1998 the aggregate amount of perquisites and other personal benefits and other non-cash compensation not reported above for each named executive officer did not exceed the lesser of $50,000 or 10% of the total amount reported above as annual salary and bonus for such individual.
(2) American & Efird, Inc. and Harris Teeter, Inc. are wholly owned subsidiaries of the Company.
(3) Mr. Jackson first became an executive officer of the Company upon his election as President of American & Efird, Inc., effective August 1996.
(4) Mr. Morganthall first became an executive officer of the Company upon his election as President of Harris Teeter, Inc., effective October 1997.
(5) Includes the value of certain premiums paid by the Company in fiscal 1998 under a split-dollar life insurance program in the amount of $12,225, and contributions by the Company in fiscal 1998 to certain defined contribution plans in the amount of $6,485.

(6) Includes the value of certain premiums paid by the Company in fiscal 1998 under a split-dollar life insurance program in the amount of $20,719, and contributions by the Company in fiscal 1998 to certain defined contribution plans in the amount of $6,491.

(7) Includes the value of certain premiums paid by the Company in fiscal 1998 under various split-dollar life insurance programs in the amount of $11,155, and contributions by the Company in fiscal 1998 to certain defined contribution plans in the amount of $6,326.

(8) Includes the value of certain premiums paid by the Company in fiscal 1998 under a split-dollar life insurance program in the amount of $6,528, and contributions by the Company in fiscal 1998 to certain defined contribution plans in the amount of $6,308.

(9) Includes the value of certain premiums paid by the Company in fiscal 1998 under various split-dollar life insurance programs in the amount of $13,086, and contributions by the Company in fiscal 1998 to certain defined contribution plans in the amount of $6,343.

(10) Includes the value of certain premiums paid by the Company in fiscal 1998 under various split-dollar life insurance programs in the amount of $11,601, and contributions by the Company in fiscal 1998 to certain defined contribution plans in the amount of $6,290.


LONG TERM KEY MANAGEMENT INCENTIVE PROGRAM

     The Company maintains the Long Term Key Management Incentive Program (the "Incentive Program") for its top executives. Pursuant to the Incentive Program, from time to time the Compensation Committee may establish five-year periods (each, an "Incentive Period") in which one or more of the executives may participate. At the end of each year in an Incentive Period, units may be awarded by the Compensation Committee to the executives participating in such Incentive Period based primarily upon the relative success of each participant in achieving certain financial objectives in each such year. The maximum number of units a participant may receive in a year is one unit for each $10,000 of the participant's annual cash compensation (salary plus incentive compensation). If the maximum amount of units available is not awarded to a participant in one year, in the discretion of the Compensation Committee, the units may be awarded in a subsequent year. In addition, also in the discretion of the Compensation Committee, units awarded in a previous year during the Incentive Period may be reduced. A participant whose employment terminates during an Incentive Period will forfeit any units previously awarded, in the discretion of the Compensation Committee. The units have no particular dollar or share value during the Incentive Period.

     Also at the end of each year in an Incentive Period, the Company may make a dollar contribution to a pool (the "Incentive Pool") established for such Incentive Period, based upon that year's return on beginning shareholders' equity. No contributions may be made, however, unless the Company achieves a minimum return on shareholders' equity for such year, as set by the Compensation Committee at the beginning of each Incentive Period. Funds, if any, held in an Incentive Pool are used to purchase shares of Common Stock at market price, and dividends paid with respect to such shares are invested in additional shares to be held in the Incentive Pool. The shares of Common Stock remain in the Incentive Pool for the duration of the Incentive Period, at which time they are allocated to a separate account for each participant, based on the proportionate number of units held by each participant at the end of such Incentive Period. If a change in control of the Company occurs during the Incentive Period, shares will be allocated at that time, based on the units previously awarded. Once allocated, shares vest and generally are distributed at the earlier to occur of (i) 20% per year over five years, but not beginning before the participant is 55 years old or (ii) termination of employment due to death or disability. If a participant retires during the vesting period, the value of any unvested shares will be paid in cash, in the discretion of the Compensation Committee. A participant whose employment terminates for any reason other than retirement, disability or death prior to receiving full distribution of shares will forfeit any remaining shares in the discretion of the Compensation Committee. Once the shares of Common Stock are allocated to a participant's account, the participant may vote and receive dividends with respect to such shares, but may not sell or otherwise transfer such shares until they have vested and been distributed to the participant.

     The Company established an Incentive Period of 1990-1995 pursuant to the Incentive Program. With respect to this Incentive Period, on September 29, 1995, the Company awarded 5,434, 5,434, and 4,778 shares of restricted common stock to Alan T. Dickson, R. Stuart Dickson and Richard N. Brigden, respectively. Such shares vest upon the earlier to occur of (i) 20% per year over five years (beginning with fiscal year end 1995), but not beginning before the participant is 55 years old, or (ii) termination of employment due to death or disability. Such persons shall receive dividends, and may vote, with respect to all shares of restricted stock held for the account of such persons. At fiscal 1998 year end, the number of shares of restricted Common Stock and the corresponding values (based on the closing price of the Company's Common Stock on the New York Stock Exchange on September 25, 1998 of $16.8125) that had vested for each of the persons listed in the Summary Compensation Table who are participants in the Incentive Program were as follows: Alan T. Dickson -- 3,258 shares ($54,775); R. Stuart Dickson -- 3,258 shares ($54,775); and Richard N. Brigden -- 2,864 shares ($48,151). These share amounts and dollar values represent the vesting of 60% of the restricted shares granted during fiscal 1995, pursuant to the Incentive Program, to each of the listed individuals. The Company has also established an Incentive Period of 1995-1999.

PENSION PLANS

     The Company provides certain retirement benefits for each of the executives included in the Summary Compensation Table pursuant to the Ruddick Supplemental Executive Retirement Plan (the "SERP"), the Ruddick Corporation Employees' Pension Plan (the "Pension Plan") and Social Security. The following table shows the estimated annual benefits generally payable at normal retirement to an executive who participates in the SERP and the Pension Plan, in specified average compensation and years of service classifications.


                             PENSION PLAN TABLE(1)



                                                 ANNUAL BENEFIT UPON RETIREMENT
                                               WITH YEARS OF SERVICE INDICATED(2)
                           ---------------------------------------------------------------------------
FINAL AVERAGE EARNINGS      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
------------------------   ----------   ----------   ----------   ----------   ----------   ----------
$125,000 ...............    $ 34,375     $ 51,563     $ 68,750     $ 68,750     $ 68,750     $ 68,750
 150,000 ...............      41,250       61,875       82,500       82,500       82,500       82,500
 175,000 ...............      48,125       72,188       96,250       96,250       96,250       96,250
 200,000 ...............      55,000       82,500      110,000      110,000      110,000      110,000
 225,000 ...............      61,875       92,813      123,750      123,750      123,750      123,750
 250,000 ...............      68,750      103,125      137,500      137,500      137,500      137,500
 300,000 ...............      82,500      123,750      165,000      165,000      165,000      165,000
 400,000 ...............     110,000      165,000      220,000      220,000      220,000      220,000
 450,000 ...............     123,750      185,625      247,500      247,500      247,500      247,500
 500,000 ...............     137,500      206,250      275,000      275,000      275,000      275,000

----------
(1) The table sets forth the combined benefits payable under the SERP, the Pension Plan and Social Security.

(2) The retirement benefits payable to Messrs. R. Stuart Dickson and Alan T. Dickson would be approximately 9% larger than the amounts shown in the table as a result of these participants being entitled to SERP benefits equal to 60% of their final average earnings as opposed to the 55% received by other participants and reflected in the table.

     "Final average earnings" is the average of the participant's highest annual compensation in any three of the participant's last ten years of employment by the Company or a participating subsidiary. The annual compensation considered in any given year to determine the "final average earnings" of a participant consists of amounts that typically would be included in the Salary and Bonus columns of the Summary Compensation Table. The table above describes annual benefits beginning at normal retirement, assuming payment in the form of a joint and 75% survivor annuity for SERP and Pension Plan amounts. For purposes of this table, "normal retirement" means retirement at age 60. A participant who retires prior to normal retirement and after attaining age 55 with 10 years of service will be entitled to reduced benefits, if payment of such benefits commences prior to age 60.

     Final average earnings for purposes of computing benefits, and age and estimated credited years of service as of the fiscal 1998 year-end, for each of the executive officers included in the Summary Compensation Table were as follows: $401,972, age 67 and 45 years for Alan T. Dickson; $401,972, age 69 and 46 years for R. Stuart Dickson; $369,098, age 43 and 18 years for Thomas W. Dickson; $380,263, age 59 and 15 years for Richard N. Brigden; $279,469, age 48 and 21 years for Fred A. Jackson; and $245,822, age 47 and 12 years for Frederick J. Morganthall, II.

STOCK OPTION PLANS

     The following table sets forth information regarding options granted to the executive officers named in the Summary Compensation Table during fiscal 1998. No free-standing stock appreciation rights ("SARs") were granted to executive officers during such year.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                   INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE VALUE
----------------------------------------------------------------------------------------      AT ASSUMED ANNUAL RATES
                                  NUMBER OF      PERCENT OF                                        OF STOCK PRICE
                                 SECURITIES    TOTAL OPTIONS/                                     APPRECIATION FOR
                                 UNDERLYING     SARS GRANTED     EXERCISE                          OPTION TERM(3)
                                OPTIONS/SARS    TO EMPLOYEES     OR BASE                 ----------------------------------
                                   GRANTED       IN FISCAL        PRICE      EXPIRATION         5%               10%
NAME                               (#)(1)         YEAR(2)         ($/SH)        DATE            ($)              ($)
------------------------------ -------------- --------------- ------------- ------------ ---------------- ----------------
Thomas W. Dickson                   7,900            1.3%       $ 19.3125    11-19-04      $  62,074.25     $ 144,708.25
                                   15,100            2.5%       $ 19.3125    11-19-07      $ 183,427.25     $ 464,740.25
Richard N. Brigden                 14,000            2.3%       $ 19.3125    11-19-04      $ 110,005.00     $ 256,445.00
Fred A. Jackson                     6,925            1.1%       $ 19.3125    11-19-04      $  54,413.19     $ 126,848.69
                                    3,075            0.5%       $ 19.3125    11-19-07      $  37,353.56     $  94,640.81
Frederick J. Morganthall, II       14,000            2.3%       $ 19.3125    11-19-04      $ 110,005.00     $ 256,445.00
                                   19,000            3.1%       $ 19.3125    11-19-07      $ 230,802.50     $ 584,772.50

----------
(1) Represents the number of shares covered by options granted to the named executives on November 19, 1997 pursuant to the Company's 1995 Comprehensive Stock Option Plan. Such options have an exercise price equal to 100% of fair market value of such shares on the date of grant. All such options vest at the rate of 20% per year over five years, based on the date of grant. Vesting of such options may be accelerated in certain circumstances involving a change in control of the Company. Furthermore, the number of shares subject to option will be appropriately adjusted in the event of a stock dividend or reclassification or in the event of certain mergers or consolidations involving the Company. Options expire if the employment of the optionee is terminated for any reason other than death, disability, retirement with the consent of the Company or termination without cause by the Company.

(2) Based upon options to purchase 610,000 shares granted during fiscal 1998.

(3) The amounts represent assumed rates of appreciation in the price of Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the actual future price of the Common Stock. The 5% rate of appreciation of the $19.3125 exercise price over the seven and ten year option terms is $27.17 and $31.46, respectively. The 10% rate of appreciation of the $19.3125 exercise price over the seven and ten year option terms is $37.63 and $50.09, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table sets forth information regarding options exercised during fiscal 1998 by the executive officers named in the Summary Compensation Table and the value of each such executive officer's unexercised stock options held at fiscal year end.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES




                                                                                NUMBER OF
                                                                                SECURITIES           VALUE OF
                                                                                UNDERLYING        UNEXERCISED IN-
                                                                               UNEXERCISED           THE-MONEY
                                             SHARES                          OPTIONS/SARS AT      OPTIONS/SARS AT
                                          ACQUIRED ON                           FY-END(#)          FY-END ($)(1)
                                            EXERCISE      VALUE REALIZED      (EXERCISABLE/        (EXERCISABLE/
NAME                                          (#)               ($)           UNEXERCISABLE)      UNEXERCISABLE)
--------------------------------------   -------------   ----------------   -----------------   ------------------
Thomas W. Dickson ....................            --                 --       22,400/32,600     $139,560/51,825
Richard N. Brigden. ..................            --                 --        2,400/17,600       12,900/19,350
Fred A. Jackson ......................            --                 --       14,400/26,400       75,326/69,737
Frederick J. Morganthall, II .........            --                 --        3,800/40,200       19,263/34,050

----------
(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on September 25, 1998 of $16.8125.

                        REPORT OF THE COMPENSATION AND
                         SPECIAL STOCK OPTION COMMITTEE

     The Compensation and Special Stock Option Committee of the Board of Directors is responsible for setting the remuneration levels for executives of the Company and for overseeing the Company's various executive compensation plans and the overall management compensation program. Periodically, the Compensation Committee obtains independent and impartial advice from external compensation consulting firms in executing its responsibilities. The Compensation Committee, currently composed of the four outside directors listed below, met one time during fiscal 1998.


GENERAL EXECUTIVE COMPENSATION PHILOSOPHY

     A primary objective of the Company's executive compensation program is to enhance the shareholder value in the Company. To help achieve this objective, the Company's executive compensation program is designed both to attract and retain the most qualified executives by creating competitive compensation packages and to motivate the Company's executives to produce strong financial performance by tying corporate and individual performance to compensation levels. The Company's executive compensation package consists generally of annual base salary and incentive compensation, as well as long term incentive compensation and stock options.

     ANNUAL COMPENSATION. The Company's annual compensation for its executives consists of base salary and incentive compensation. As a starting point for determining the total annual compensation levels for executives, the Compensation Committee considers the annual compensation packages of companies that the Company considers to be its competitors. These competitor companies typically consist of (i) companies that operate in the specific industries in which the Company's subsidiaries operate, (ii) regional companies that are comparable in size to the Company, and (iii) other companies (including companies for which the Company's directors serve as directors) with which the Company believes it competes for its top executives. Such competitor companies include some, but not all, of the companies in the Standard & Poor's ("S&P") Retail Stores -- Food Chains Index and the S&P Textile -- Apparel Manufacturer Index used in preparing the graph included herein. In addition, these competitor companies may include companies that are not included in any of the indices represented in such graph.

     The total annual compensation levels of the respective executives are also designed to reflect the varying duties and responsibilities of each executive's position with the Company or a subsidiary, as appropriate, with consideration given to the relative size and complexity of each business unit, as well as the unit's relative contribution to the consolidated financial condition and results of operation of the Company. As a general rule, the total annual compensation of executives employed by the holding company is somewhat higher than the salaries of the other executives, primarily due to the higher responsibilities of the holding company executives for the Company's total performance.

     Base salary typically is determined by the Compensation Committee within base salary ranges determined as described above. Annual incentive compensation is provided through a bonus plan that the Company maintains for all salaried personnel. The bonus plan directly links incentive pay to achievement of predetermined, objective performance goals. For an executive employed directly by the holding company, incentive pay is based on return on beginning shareholders' equity. For an executive employed by an operating subsidiary, incentive pay is based on pre-tax earnings, as adjusted for that subsidiary, as a percentage of beginning capital employed. If the Company or a subsidiary, as applicable, achieves the predetermined minimum goals, executives are paid a predetermined percentage of base compensation as incentive. The percentage of base compensation payable as incentive compensation increases proportionally until a maximum performance goal, also predetermined, is achieved with respect to the applicable measure of performance.

     Generally, the total annual compensation paid to the Company's executives is equal to or lower than the median of the range of total annual compensation provided by the competitor companies, for both the Chief Executive Officer and the remaining executive officers.

     LONG TERM INCENTIVE COMPENSATION. The Company provides long term incentive compensation to its executives through the Incentive Program and through the grant of options pursuant to its various stock option plans. Each of these programs is designed to reward executives with equity ownership in the Company or, in some cases, the comparable value of shares of Common Stock. The Compensation Committee believes that equity-based compensation provides incentive for executives to enhance long term financial performance of, and therefore shareholder value in, the Company.

     Incentive Program. The Incentive Program is designed to motivate executives to achieve both superior personal performance and enhanced corporate performance. The ultimate value to participating executives is directly based on the number of shares of Common Stock held in an Incentive Pool at the end of an Incentive Period. As previously described, contributions to an Incentive Pool are based on annual return on beginning shareholders' equity. If a minimum return is not achieved in a given year, no contributions are made by the Company to the Incentive Pool for the purchase of Common Stock. During the past fiscal year, the Company did not achieve the minimum return on beginning shareholders' equity, and no contributions were made to the Incentive Pools established under either of the two Incentive Periods in effect for such year.

     The grant of units to a participating executive in any given year in an Incentive Period generally is based on subjective, individual performance criteria such as management development and personnel training, as well as progress toward a mutual set of goals relating to quality, service and customer satisfaction and other subjective factors. The Compensation Committee also considers specific quantifiable objectives for each participant (based on return on beginning shareholders' equity for holding company executives and on pre-tax income, adjusted for an applicable subsidiary, to capital employed for subsidiary executives). Units may be awarded, in the discretion of the Compensation Committee, to a participant who achieves satisfactory subjective criteria, even if specific quantifiable goals are not satisfied, and vice versa. Units granted to executive officers with respect to fiscal 1998 performance, expressed as a percentage of maximum potential units for a participant, ranged from 0% to 60%.

     Stock Options. Options comprise the final component of core compensation of executives. The Compensation Committee administers the Company's various stock option plans, including the determination of the employees to whom options are granted, the terms on which such options are granted and the number of shares subject to such options. In general, criteria to determine which key employees are eligible to participate in the stock option plans include the duties of the respective employees, their present and potential contributions to the success of the Company or its subsidiaries and the anticipated number of years of effective service remaining.

     During fiscal 1998, the Compensation Committee granted options to a number of employees, including certain executives, based primarily on criteria such as length of employment with the Company or its subsidiaries, new employment and promotions. The Compensation Committee also considers the number of options previously granted to employees when it determines new option grants.

     OTHER COMPENSATION. In addition to the above forms of compensation, the Company also maintains a split dollar life insurance program for its executive officers and certain other key employees of the Company or its subsidiaries. In addition, the Company maintains the SERP, in which executives are entitled to participate in the discretion of its administrative committee, and the Pension Plan, the ESOP, the Ruddick Savings Plan and the Ruddick Deferred Compensation Plan, in which executives are entitled to participate upon satisfaction of the eligibility requirements set forth in the respective plans.


COMPENSATION FOR THOMAS W. DICKSON

     The general philosophy and policies of the Compensation Committee described above are equally applicable to the compensation recommendations made with respect to Thomas W. Dickson, the Chief Executive Officer of the Company.

     The overall level of annual compensation in fiscal 1998 for Mr. Dickson generally was determined based on the process described above in "Annual Compensation." The increase in the base salary paid to Mr. Dickson in fiscal 1998 reflects primarily the Compensation Committee's evaluation of his achievment of personal performance objectives and corporate operating results during fiscal 1998.

     Fiscal 1998 annual incentive compensation under the bonus plan for Mr. Dickson was determined based on return on beginning shareholders' equity. Pursuant to this formula, if a predetermined minimum return is achieved in a given year, Mr. Dickson is entitled to incentive compensation equal to 30% of his base compensation. The percentage of base compensation payable as incentive compensation increases proportionally until a predetermined maximum return is achieved, where a maximum of 120% of his base compensation will be paid as incentive compensation. Mr. Dickson's annual incentive compensation for fiscal 1998 was less than his incentive compensation for fiscal 1997 which reflects the slight decrease in the Company's earnings during fiscal 1998 as compared to the prior year.

     Mr. Dickson currently participates in the Incentive Period established under the Incentive Program for fiscal years 1995-1999. Based on fiscal 1998 performance, the Compensation Committee granted 60% of the units available to be granted to Mr. Dickson. This grant was based primarily on the Compensation Committee's evaluation of his levels of achievement of personal performance objectives and corporate operating results during fiscal 1998.


SUBMITTED BY THE COMPENSATION AND SPECIAL STOCK OPTION COMMITTEE

                Edwin B. Borden, Jr.     James E.S. Hynes
                Anna Spangler Nelson     Harold C. Stowe

               COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN

                FOR FIVE-YEAR PERIOD ENDING SEPTEMBER 30, 1998

     The following graph presents a comparison of the yearly percentage change in the Company's cumulative total shareholders' return on the Company's Common Stock with the (i) Standard & Poor's 500 Index, (ii) Standard & Poor's Midcap 400 Index, (iii) Standard & Poor's Retail Stores -- Food Chains Index, and (iv) Standard & Poor's Textile -- Apparel Manufacturer Index for the five year period ended September 30, 1998.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG RUDDICK CORPORATION AND CERTAIN INDICES**

                                    [GRAPH]

                               9/93    9/94    9/95    9/96    9/97    9/98
Ruddick Corp.                 100.00   94.22  136.43  141.91  169.97  182.30
S&P 500                       100.00  103.69  134.53  161.89  227.37  247.93
S&P MIDCAP 400                100.00  101.60  127.78  145.67  202.63  182.40
S&P Retail (Food Chains)      100.00  109.56  134.19  169.01  181.00  272.51
S&P Textiles (Apparel)        100.00  109.85  106.92  145.17  157.61  106.96


----------
 * $100 invested on 09/30/93 in stock or index -- including reinvestment of dividends.

** The Company utilizes two indices, rather than a single index, for its peer group comparison: Standard & Poor's Retail Stores -- Food Chains Index and Standard & Poor's Textile -- Apparel Manufacturer Index. The Company believes that the separate presentation of these indices more accurately corresponds to the Company's primary lines of business.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     It is the practice of the Board of Directors to select independent public accountants for the Company for the current fiscal year at the annual meeting of the Board of Directors, which normally follows the annual meeting of shareholders. A representative of Arthur Andersen LLP, the Company's principal accountants for the fiscal year ended September 27, 1998, is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he wishes to do so, and to respond to questions from shareholders.


                      SECTION 16(A) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires the Company's directors and executive officers to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities and to provide copies of such reports to the Company. To the Company's knowledge, based solely on a review of such copies or written representations relating thereto, insiders of the Company complied with all filing requirements.

                             SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement for its 2000 annual meeting of shareholders is September 6, 1999. Any shareholder proposal to be submitted at the 2000 annual meeting of shareholders (but not required to be included in the Company's proxy statement), including nominations for election to the Board of Directors, must also comply with
Article III , Section 12 of the Company's Bylaws, which requires that a shareholder give written notice to the Company not later than the 45th day prior to the first anniversary of the date the Company first mailed its proxy materials for the preceding years annual meeting of shareholders. Shareholder proposals submitted at the 2000 annual meeting of shareholders (but not required to be included in the Company's proxy statement) will not be considered timely unless the notice required by the Bylaws is delivered to the Secretary of the Company not later than November 20, 1999.


                                 ANNUAL REPORT

     The Annual Report of the Company for the year ended September 27, 1998, including financial statements, accompanies this Proxy Statement.


                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxies in accordance with their best judgment.

                                        By Order of the Board of Directors


                                        MICKEY F. FRYE
                                        ASSISTANT SECRETARY


January 4, 1999

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

                      (This Page Intentionally Left Blank)

          This Proxy is Solicited on Behalf of the Board of Directors

                               RUDDICK CORPORATION

                       Annual Meeting, February 18, 1999

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Ruddick Corporation, a North Carolina corporation, hereby constitutes and appoints Alan
T. Dickson, R. Stuart Dickson and Roddey Dowd, Sr., and each of them, attorneys and Proxies, with full power of substitution, to act for and on behalf of the undersigned to vote all shares of Ruddick Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in the Auditorium, 12th Floor, Two First Union Center, Third and College Streets, Charlotte, North Carolina on Thursday, February 18, 1999, at
10:00 A.M., E.S.T., and any adjournment or adjournments thereof, as set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated January 4, 1999, and the Proxy Statement furnished therewith.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

------------------------------------            --------------------------------
------------------------------------            --------------------------------
------------------------------------            --------------------------------

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE

----------------------------------
RUDDICK CORPORATION                      1. Approval to increase the size of the Board of       For          Against       Abstain
                                            Directors from eleven to twelve directors.          [ ]           [ ]             [ ]
----------------------------------

Mark box at right if an address    [ ]   2. Election of the following three nominees as
change or comment has been noted            Directors for terms expiring in 2002.
on the reverse side of this card.
                                                                                              For All        With-         For All
RECORD DATE SHARES:                               Edwin B. Borden, Jr.                        Nominees       hold          Except
                                                   R. Stuart Dickson                            [ ]           [ ]            [ ]
                                                   Hugh L. McColl, Jr.

                                            NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                         3. In acting upon any other business which may properly be brought before said meeting or any adjournment thereof.

                    -------------------
Please be sure to     Date               Please sign exactly as your name(s) appear(s) on the stock certificates, as printed on this
sign and date this                       proxy card. Joint owners should each sign personally. Trustees and other fiduciaries should
Proxy.                                   indicate the capacity in which they sign, and where more than one name appears, a majority
--------------------------------------   must sign. If a corporation or a partnership, this signature should be that of an authorized officer or partner who should state his or her title.


---------Shareholder sign here--------



--------Co-owner sign here------------

DETACH CARD                                                                                                              DETACH CARD
